EXHIBIT 10.4

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement"), dated as of March 30, 2010, is made by and between iPRINT TECHNOLOGIES, LLC, a Delaware limited liability company ("Debtor"), and MTS PARTNERS, INC. (f/k/a iPRINT TECHNOLOGIES, INC.), a California corporation ("Secured Party"), a wholly-owned subsidiary of American TonerServ Corp. ("ATS").

RECITALS

A.                 In connection with the sale of assets of the Business of Secured Party, the parties hereto and certain other parties entered into that certain Asset Purchase Agreement, dated October 31, 2008, as amended by (a) that certain the First Amendment to Asset Purchase Agreement, dated February 16, 2009; (b) that certain Second Amendment to Asset Purchase Agreement, dated November 16, 2009; and (c) that certain Third Amendment to Asset Purchase Agreement, dated December 17, 2009 (collectively, the "Purchase Agreement") and certain other Transaction Documents (as defined in the Purchase Agreement), including, without limitation, the following:

                                                              i.      that certain Secured Convertible Contingent Promissory Note, dated October 31, 2008, as modified by (a) that certain Modification of Secured Contingent Promissory Note No. 1, Secured Contingent Promissory Note No. 2 and Secured Convertible Contingent Promissory Note, dated February 16, 2009; (b) that certain Side Letter to Modification of Secured Contingent Promissory Note No. 1, Secured Contingent Promissory Note No. 2 and Secured Convertible Contingent Promissory Note, dated May 29, 2009; (c) that certain Modification of Secured Convertible Contingent Promissory Note, dated November 16, 2009; (d) that certain Second Modification of Secured Convertible Contingent Promissory Note, dated December 17, 2009; and (e) that certain Amended and Restated Secured Convertible Promissory Note, of even date herewith (collectively, the "Restated Long-term Note");

                                                            ii.      those certain Secured Contingent Promissory Note No. 1, dated October 31, 2008 and Secured Contingent Promissory Note No. 2, dated October 31, 2008, as modified by (a) that certain Modification of Secured Contingent Promissory Note No. 1, Secured Contingent Promissory Note No. 2 and Secured Convertible Contingent Promissory Note, dated February 16, 2009; (b) that certain Side Letter to Modification of Secured Contingent Promissory Note No. 1, Secured Contingent Promissory Note No. 2 and Secured Convertible Contingent Promissory Note, dated May 29, 2009; (c) that certain Modified Secured Promissory Note, dated February 28, 2009; (d) that certain Modification of Modified Secured

                                    Promissory Note, dated November 16, 2009; (e) that certain Second Modification of Modified Secured Promissory Note, dated December 17, 2009; and (f) that certain Amended and Restated Secured Promissory Note, of even date herewith (collectively, the "Restated Short-term Note" and together with the Restated Long-term Note, the "Notes"); and

                                                          iii.      that certain Security Agreement, dated October 31, 2008, as amended by (a) that certain Amendment to Security Agreement, dated May 29, 2009; and (b) that certain Second Amendment to Security Agreement, dated December 17, 2009 (collectively, the "Security Agreement").

B.                 As contemplated by that certain Loan and Security Agreement, dated as of April 23, 2008, by and between ATS, its subsidiaries and Celtic Capital Corporation ("Celtic") (the "Celtic Security Agreement"), Secured Party entered into that certain Debt Subordination Agreement, dated as of November 21, 2008, by and between Secured Party and ATS, and for the benefit of Celtic (the "Celtic Subordination Agreement" and together with the Celtic Security Agreement, the "Celtic Agreements").

C.                This Agreement is being delivered in accordance with that certain Master Amendment Agreement, dated of even date herewith, by and among Debtor, Secured Party, ATS, and certain other parties (the "Master Agreement").

D.                Pursuant to the Master Agreement, Debtor has executed and delivered to Secured Party (i) that certain Amended and Restated Secured Convertible Promissory Note of even date herewith (the "Restated Long-term Note"), which modifies, amends and restates in its entirety the Long-term Note; and (ii) that certain Amended and Restated Secured Promissory Note of even date herewith (the "Restated Short-term Note"), which modifies, amends and restates in its entirety the Short-term Note.

E.                 Pursuant to the Master Agreement, Debtor has executed and delivered to the Selling Shareholders (as defined in the Master Agreement) those certain Amended and Restated Employment Agreements, of even date herewith (the "Restated Employment Agreements").

F.                 To secure Debtor's obligations under the Restated Long-term Note, the Restated Short-term Note and this Agreement, as well as certain of Debtor's obligations under the Purchase Agreement and the Restated Employment Agreements, Debtor has agreed to grant Secured Party a security interest as provided below.

G.                The parties hereto desire to amend and restate the Security Agreement as set forth below:

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree to amend and restate the Security Agreement as follows:

1.                  Definitions.  As used in this Agreement, the following capitalized terms shall have the meanings ascribed thereto below.  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Delaware Uniform Commercial Code ("UCC") as in effect on the date hereof.

(a)               "Collateral" means the property listed on the Description of Collateral attached hereto as Exhibit A, and all substitutions for, and additions, improvements, and accessions thereto, and the proceeds thereof, including proceeds acquired with cash proceeds.  The Collateral comprises of the Purchased Assets other than the Inventory and Accounts Receivable (as such terms are defined in the Purchase Agreement).

(b)               "Event of Default" means an event or condition described in Section 6 hereof.

(c)               "Obligations" means any and all debts, obligations, and liabilities of Debtor to Secured Party arising out of, or relating in any way to the Notes or any addendums thereto, including all future advances made thereunder, any payment obligations of Debtor to Secured Party pursuant to this Agreement, the Restated Employment Agreements (as defined in the Master Agreement), that certain Consulting Agreement, dated as of October 28, 2008, as amended by that certain Modification of Consulting Agreement, dated as of February 16, 2009 (collectively, the "Consulting Agreement"), and Solter's Short-term Advance (as defined in the Master Agreement), and all of Debtor's obligations in accordance with Section 11.22 of the Purchase Agreement, which title has been amended to read 'Buyer's Credit Obligations; Credit Holds; iPrint Employees, Sale Representatives and Independent Contractors'; whether existing or arising after the date of this Agreement; whether voluntary or involuntary; whether or not jointly owned with others; whether direct or indirect; or whether absolute or contingent; and whether or not from time to time increased, decreased, extinguished, created, or incurred.

2.                  Creation of Security Interest.  Debtor hereby grants to Secured Party a continuing security interest in the Collateral to secure payment and performance of the Obligations.

3.                  Debtor's Representations and Warranties.  Debtor hereby represents and warrants to Secured Party as follows:

(a)               Organization.  Debtor is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted.  Debtor is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a material adverse effect on Debtor.

(b)               Authority.  Debtor has the full right, capacity, power, and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Debtor, and assuming due authorization, execution, and delivery by Secured Party, constitutes the valid and legally binding obligations of Debtor enforceable in accordance with its terms and conditions, except as may be limited (i) by applicable bankruptcy, insolvency, reorganization, or other laws of general application affecting creditors' rights generally or (ii) by general principles of equity.

(c)               No Conflict.  The execution, delivery and performance by Debtor of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board; (ii)  violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any contract to which Debtor is a party or by which it is bound (possibly other than the Celtic Agreements, Debtor believing that those agreements speak for themselves and Secured Party believing that Celtic does not have superior rights to the Collateral by virtue of the terms contained in the Celtic Subordination Agreement), or under its Certificate of Formation or Limited Liability Company Agreement; or (iii) result in the creation of a lien against the Collateral except that created by this Agreement.

(d)               No Defenses.  There are no defenses, counterclaims, or setoffs that may be asserted against Secured Party with respect to the Collateral or payment or performance of the Obligations, except as otherwise provided herein or in the Notes.

(e)               Title.  Subject to the accuracy of Secured Party's representations and warranties contained in the Purchase Agreement, Debtor owns all right, title, and interest in the Collateral free and clear of all liens, encumbrances, and security interests, except the security interest created by this Agreement or otherwise contemplated by the Celtic Agreements.

(f)                First Priority Lien.  Subject to the accuracy of Secured Party's representations and warranties contained in the Purchase Agreement, the liens granted to Secured Party under this Agreement will constitute a first priority lien on the Collateral upon the filing of appropriate financing statements (except as may otherwise be contemplated by the Celtic Agreements as explained in Subsection 3(c) above) and Debtor's grant of such lien to Secured Party does not constitute a fraudulent conveyance under any applicable law.

(g)               Full Disclosure.  No representation, warranty or other statement of Debtor contained herein, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

(h)               No Event of Default.  No Event of Default exists or potentially exists.

4.                  Debtor's Covenants.  Debtor hereby covenants:

(a)               Pay and Perform Obligations.  To pay and perform the Obligations to Secured Party when they are due.

(b)               Protection of Security Interest.  To, at the request of Secured Party, execute and deliver to Secured Party all financing statements or other documents that Secured Party may reasonably request, in form satisfactory to Secured Party, to perfect and continue perfecting Secured Party's security interest in the Collateral.  Secured Party shall pay all expenses, including attorneys fees and expenses, related to the perfection and continuation of Secured Party's security interest in the Collateral.

(c)               Transactions Involving Collateral.  Not to, without the prior written consent of Secured Party, (i) sell, assign, or otherwise transfer the Collateral except in the ordinary course of business, or (ii) pledge, mortgage, encumber, or otherwise permit the Collateral to be subject to any lien, except existing liens, current tax liens, and purchase money liens.

(d)               Compliance With Laws.  To comply with all laws, statutes, and regulations pertaining to the Collateral.

(e)               Taxes, Assessments, and Liens.  To pay when due all taxes, assessments, and liens with regard to the Collateral.  Debtor may withhold any such payment or may elect to contest any lien if Debtor is conducting appropriate proceedings in good faith to contest the obligation to pay and so long as Secured Party's interest is not jeopardized.

(f)                 Maintain Insurance.  To maintain such insurance policies as Secured Party and Debtor mutually deem reasonably necessary or desirable to continuously insure the Collateral against fire, theft, and other hazards designated at any time by Secured Party, in an amount not less than all sums secured hereby.  Each such policy shall name Secured Party as an additional insured and loss payee.

(g)               Unlawful Use.  Not to use the Collateral for any unlawful purpose or in any way that would void any effective insurance.

(h)               Certain Events.  Not to effectuate a Change in Control (as defined below), liquidate or dissolve.  As used in this Agreement, "Change in Control" shall mean (i) the sale of all or substantially all of the assets of Debtor or the Business, or (ii) the closing of the acquisition of Debtor by another entity by means of merger, consolidation, or other transaction or series of related transactions, resulting in the exchange of the outstanding membership interests, or the issuance of additional membership interests, such that the members of Debtor prior to such transaction own, directly or indirectly, less than fifty percent (50%) of the voting power of the surviving entity; provided, however, any such transactions involving Seller or its Affiliates shall not constitute a "Change in Control" for purposes of this Agreement.

5.                  Termination.  This Agreement will continue in effect even though from time to time there may be no outstanding Obligations under this Agreement.  The Agreement will terminate when (i) Debtor completes performance of all Obligations, including without limitation the repayment of all indebtedness by Debtor to Secured Party; (ii) Secured Party has no commitment that could give rise to an Obligation; and (iii) Debtor has notified Secured Party in writing of the termination.  Notwithstanding the forgoing, upon payment in full of the Notes, the provisions set forth in Sections 11.22(a) and (b) of the Purchase Agreement with respect to Buyer's Credit Obligations and credit holds shall be removed.  As a result of payment in full of the Notes, the only Obligations of Debtor remaining with respect to Section 11.22 of the Purchase Agreement will be the payment of Compensation owed to any Sales Representative or Independent Contractor of Secured Party pursuant to Section 11.22(c) of the Purchase Agreement.

6.                  Events of Default.  Any of the following events or conditions shall constitute an Event of Default by Debtor under this Agreement:

(a)               False Representation.  Any representation or warranty of Debtor contained herein shall prove to have been false or misleading in a material respect when made.

(b)               Payment or Performance Default.  A default occurs in the payment or performance of the Obligations in accordance with the terms thereof.

(c)               Levy.  Any levy or proceeding against the Collateral or Debtor's interest in the Collateral, except if Debtor is conducting appropriate proceedings in good faith to contest the levy or proceeding.

(d)               Damage.  The Collateral is lost, stolen, or damaged.

(e)               Dissolution.  Debtor ceases operations, is dissolved, or terminates its existence.

(f)                 Change in Control.  A Change in Control has occurred.

(g)               Insolvency.

(1)               Voluntary Proceedings.  Debtor (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding (as defined below) with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing.  As used herein "Insolvency Proceeding" means, with respect to any person, (i) any case, action or proceeding with respect to such person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

(2)               Involuntary Proceedings.  (i) Any involuntary insolvency proceeding is commenced or filed against Debtor or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Debtor, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) calendar days after commencement, filing or levy; (ii) Debtor admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Debtor acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its property or business.

(h)               Creditor Default.  Debtor or ATS shall have received notice of default from any commercial lender having a loan or line of credit with a principal balance in excess of $1,000,000.

(i)                 Draw on Bank of Marin SBLCs.  A draw against any of those certain standby letters of credit through Bank of Marin, in the aggregate face amount of approximately $365,000, obtained by ATS or Debtor in favor of certain suppliers to Debtor (the "Bank of Marin SBLCs").  A draw against any standby letters of credit other than the Bank of Marin SBLCs shall not constitute an Event of Default hereunder.

7.                  Remedies.  On the occurrence of an Event of Default, Secured Party may:

(a)               Acceleration.  Declare the Obligations immediately due and payable without demand, presentment, protest, or notice to Debtor, all of which Debtor expressly waives.

(b)               UCC Rights.  Exercise all rights and remedies available to a secured creditor after default, including but not limited to the rights and remedies of secured creditors under the UCC.

(c)               Collateral Available.  Require Debtor to take any and all action reasonably necessary to make the Collateral available to Secured Party.

(d)               Terminate Agreements.  Secured Party and the Selling Shareholders (as defined in the Purchase Agreement) may terminate the following agreements, in each case, in accordance with the terms and conditions contained therein:  (i) the Noncompetition Agreements (as defined in the Purchase Agreement); (ii) the Restated Employment Agreements; (iii) the License Agreement (as defined in the

Purchase Agreement); (iv) the Consulting Agreement; and (v) the Sublease Agreements (as defined in the Purchase Agreement).

8.                  Nonrecourse.  Notwithstanding any other provision of this Agreement to the contrary, the Notes are nonrecourse as to Debtor.  In the event Secured Party is entitled to proceed against Debtor, its sole recourse shall be to exercise its remedies described in Section 7 hereof, and it shall have no other recourse against Debtor or any of its Affiliates.  This provision is not intended to constitute a discharge or release of any obligation contained in the Notes or this Security Agreement, but is a covenant by Secured Party not to sue Debtor or its Affiliates for a deficiency.

9.                  Miscellaneous.

(a)               Further Assurances.  At any time after the date of this Agreement, upon the request of a party, the requested party agrees to execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, assurances, and other documents or instruments to evidence and implement the transactions described in this Agreement at the reasonable request and expense of the requesting party.

(b)               Expenses.  Except as otherwise provided herein, each party shall pay its own costs and expenses, including, without limitation, the fees and expenses of their respective legal counsel and financial advisers incidental to the execution of this Agreement and the consummation of the transactions contemplated hereby.

(c)               Notice.  Any notice required or permitted under this Agreement shall be given in writing and delivered as described herein.  A notice shall be deemed effectively given as follows:  (i) upon personal delivery; (ii) one (1) business day after transmission by electronic means, provided such transmission is electronically confirmed as having been successfully transmitted and a copy of such notice is deposited within 24 hours for either overnight delivery or for registered or certified mail, in accordance with clause (iii) or (iv) below, respectively; (iii) one (1) business day after deposit with a reputable overnight courier service, prepaid for overnight delivery; or (iv) three (3) business days after deposit with the United States Postal Service, postage prepaid, registered or certified with return receipt requested.  Addresses for notice shall be as follows, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties:

If to Secured Party:

MTS Partners, Inc. (f/k/a iPrint Technologies, Inc.)

980 Magnolia Avenue, Suite 5

Larkspur, CA 94939

Attn:  Chad Solter

Fax:  (415) 927-3232

With a copy, which shall not constitute notice but shall be delivered at the same time and by the same means, to:

Haas & Najarian, LLP

58 Maiden Lane, 2nd Floor

San Francisco, Ca 94108

Attn:  Louis N. Haas, Esq.

Fax:  (415) 391-0555

If to Debtor:

iPrint Technologies, LLC

c/o American TonerServ Corp.

420 Aviation Blvd., Suite 103

Santa Rosa, CA  95403

Attn:  Chuck Mache, President and CEO

Fax:  (707) 581-7450

With a copy, which shall not constitute notice, to:

Spaulding McCullough & Tansil LLP

90 South E Street, Suite 200

Santa Rosa, CA  95404

Attn:  Kevin J. McCullough or Douglas J. (DJ) Drennan

Fax:  (707) 524-1906

(d)               Time of Essence.  Time is of the essence with respect to the terms, covenants, and conditions contained herein.

(e)               Entire Agreement.  This Agreement, including any other agreements, exhibits, and schedules to be entered into in connection with the transactions contemplated hereby and specifically referenced in this Agreement, constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings of the parties hereto, whether written or oral.

(f)                 Construction.  Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.  Every exhibit, schedule, attachment, or other appendix attached to this Agreement and referred to herein shall constitute a part of this Agreement and is hereby incorporated herein by reference.  Any reference to any federal, state, local, or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Unless the context clearly requires otherwise, (i) plural and singular numbers will each be construed to include the other; (ii) the masculine, feminine, and neuter genders will each be construed to include the others; (iii) "shall," "will," "must," "agree," and "covenants" are each mandatory; (iv) "may" is permissive; (v) "or" is not exclusive; (vi) "includes" and "including" are not limiting; and (vii) " knowledge" will mean knowledge after due inquiry.

(g)               Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), but only with the written consent of the party or parties to be bound thereby.  No delay in the exercise of any right or remedy under this Agreement shall constitute a waiver thereof and the waiver by any party of any right or remedy under this Agreement on any one occasion shall not be deemed a waiver of such right or remedy on any subsequent occasion.

(h)               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

(i)                 No Third Party Beneficiaries.  Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

(j)                  Headings.  The titles and subtitles used in this Agreement are used for convenience only and shall not be considered in construing or interpreting this Agreement.

(k)               Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California without regard to the conflict of laws rules of such state.

(l)                  Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any court of competent jurisdiction in Sonoma County, California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the full extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient form.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(m)             Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(n)               Specific Performance.  Each party's obligation under this Agreement is unique.  If any party should default in such party's obligations under this Agreement, each party acknowledges that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to damages and any other available rights or remedies, may sue in equity for specific performance, and the parties hereby expressly waive the defense that a remedy in damages shall be adequate.  The parties also hereby expressly waive any requirement that the nondefaulting party or parties post a bond or similar security prior to obtaining and enforcing any specific performance.

(o)               Attorneys' Fees.  If any legal action or other proceeding, including arbitration or action for declaratory relief, is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with this Agreement, the Prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs, in addition to any other relief to which the party may be entitled.  As used in this Agreement, "Prevailing Party" shall include without limitation:  (i) the party who dismisses an action in exchange for sums allegedly due; (ii) the party who receives performance from the other party of an alleged breach of covenant of a desired remedy where that is substantially equal to the relief sought in an action; or (iii) the party determined to be the prevailing party by a court of law or arbitrator.

(p)               Counterparts and Signature Pages.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have executed this Amended and Restated Security Agreement on the day and year first above written.

DEBTOR:

iPRINT TECHNOLOGIES, LLC,

  a Delaware limited liability company

By:       AMERICAN TONERSERV CORP.,

              a Delaware corporation

Its:       Managing Member

            By:       /s/ Chuck Mache

                        Chuck Mache

            Its:       President and CEO

Secured Party:

MTS PARTNERS, INC. (f/k/a iPRINT TECHNOLOGIES, INC.),

  a California corporation

By:       /s/ Chad Solter

            Chad Solter

Its:       President and Secretary

Exhibits

A – Description of Collateral

EXHIBIT A

DESCRIPTION OF COLLATERAL

The Collateral secured by the Security Agreement comprise the Secured Assets, as defined in that certain Asset Purchase Agreement, dated as of October 31, 2008, by and among Debtor, Secured Party, and certain other parties, as amended by (a) that certain the First Amendment to Asset Purchase Agreement, dated February 16, 2009; (b) that certain Second Amendment to Asset Purchase Agreement, dated November 16, 2009; and (c) that certain Third Amendment to Asset Purchase Agreement, dated December 17, 2009 (collectively, the "Purchase Agreement"), as more specifically described below.  In no event shall the Inventory or Accounts Receivable be deemed to be part of the Collateral.

1.                  Equipment.  The furniture, fixtures, equipment, motor vehicles, machines, tools, inventory, supplies, leasehold improvements, trade fixtures, and other tangible assets which were owned by Secured Party and used primarily or exclusively in Secured Party's operation of the Business as of the Closing Date (collectively, "Equipment").  Without limiting the generality of the foregoing, the Equipment shall include the following:  (i) the office furniture, computers, printers, copiers, fax machines, and other equipment used in the operation of the Business; (ii) the equipment, computers, hand-held computers, mobile phones, and tools normally carried on the service trucks; (iii) the entire fleet of vehicles (service trucks, vans and other vehicles), including, without limitation, the vehicles set forth on the schedule of vehicles included in the Schedule of Equipment, but excluding the 2007 Cadillac Escalade ESV described in Section 3 of the Purchase Agreement; (iv) the technicians' and other truck-based service equipment; (v) the printers rented or borrowed, or intended to be rented or borrowed, by customers of the Business.

2.                  Customers and Goodwill.  All rights to solicit and service Secured Party's customers and potential customers of the Business as of the Closing Date, together with all goodwill related thereto, and all lists, records, files, marketing materials, and billing histories associated therewith.

3.                  Telephone and Facsimile Numbers.  All of Secured Party's assignable rights to the telephone number(s) and the facsimile number(s) of the Business as of the Closing Date.

4.                  Intellectual Property.  All Intellectual Property used primarily or exclusively in Secured Party's operation of the Business as of the Closing Date.

5.         Leashold Interests.   All of Secured Party's leasehold interests (i) in personal property leased by or to Secured Party, including, without limitation, all leases or rental agreements covering any Equipment; and (ii) as lessee of the Premises under the Lease and any other Leased Real Property, including any leasehold improvements located thereon.

6.                  Permits.  All Permits to the extent assignable or transferable.

A-1

7.                  Contract Rights, and Other Intangible Assets.  All of Secured Party's right, title, and interest in, to, and under the Contracts, including, without limitation, contracts with all customers, suppliers and vendors of the Business as of the Closing Date and all warranties, guarantees, and service contracts relating to any Equipment as of the Closing Date.

8.                  Books and Records.  All books and records (including all discs, tapes, and other media-storage data and information) of the Business as of the Closing Date, other than the organizational records of Secured Party described in clause (ii) of Section 3 of the Purchase Agreement.

9.                  Other Records, Manuals and Documents.  All mailing lists, customer lists, billing histories, supplier lists, vendor data, marketing information and procedures, sales and customer files, advertising and promotional materials, current product material, equipment maintenance records, warranty information, records of plant operations and the source and disposition of materials used and produced in such plants, standard forms of documents, manuals of operations or business procedures and other similar procedures, and all other information of the Business as of the Closing Date.

10.             Insurance Proceeds.  All insurance proceeds paid or payable to Secured Party in respect of any damage to or destruction or loss of any assets or rights of Secured Party reflected on any of the Schedules referred to in Section 2 of the Purchase Agreement, including any assets of Secured Party that, as far as could reasonably be foreseen, would have been included in the Purchased Assets but for such damage, destruction or loss.